EXECUTION COPY
AMENDMENT NO. 4 TO CREDIT AGREEMENT
     AMENDMENT No. 4 dated as of December 1, 2009, to the Credit Agreement dated as of September 22, 2008 (as amended from time to time, the “Credit Agreement”), between AMERICAN INTERNATIONAL GROUP, INC., as Borrower (the “Borrower”), and the FEDERAL RESERVE BANK OF NEW YORK, as Lender (the “Lender”).
PRELIMINARY STATEMENTS
     WHEREAS, Borrower has requested Lender to make certain changes to the Credit Agreement as described herein, and Lender has agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement to effect such changes as set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference in the Credit Agreement, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or other similar reference to the Credit Agreement, shall, after the Amendment No. 4 Effective Date (as defined in Section 13 of this Amendment), refer to the Credit Agreement as amended hereby.
     Section 2. Amendments to Definitions. Section 1.01 of the Credit Agreement is amended by adding or amending (as applicable) the following definitions to read in their entirety as follows:
“AIA Closing Date” shall mean the “Closing Date” as defined in the AIA Purchase Agreement.
“AIA Closing Date Assignments” shall mean the assignment of Loans required to occur upon or immediately following the

Closing as defined in, and pursuant to the terms of, the AIA Purchase Agreement.
“AIA Liquidation Preference” shall mean the “Initial Liquidation Preference” as defined in the LLC Agreement (as defined in the AIA Purchase Agreement).
“AIA LLC” shall mean AIA Aurora LLC, a Delaware limited liability company.
“AIA Preferred Membership Interests” shall mean the “Preferred Units” as defined in the AIA Purchase Agreement.
“AIA Purchase Agreement” shall mean the Purchase Agreement dated as of June 25, 2009, among American International Group, Inc., as Parent, American International Reinsurance Company, Ltd., as Seller, and the Federal Reserve Bank of New York, as Buyer, as in effect from time to time.
“AIRCO” shall mean American International Reinsurance Company, Ltd., a Bermuda company.
“ALICO Closing Date” shall mean the “Closing Date” as defined in the ALICO Purchase Agreement.
“ALICO Liquidation Preference” shall mean the “Junior Initial Liquidation Preference” plus the “Senior Initial Liquidation Preference”, each as defined in the LLC Agreement (as defined in the ALICO Purchase Agreement).
“ALICO LLC” shall mean ALICO Holdings LLC, a Delaware limited liability company.
“ALICO Preferred Membership Interests” shall mean the “Preferred Units” as defined in the ALICO Purchase Agreement.
“ALICO Purchase Agreement” shall mean the Purchase Agreement dated as of June 25, 2009, between American International Group, Inc., as Seller, and the Federal Reserve Bank of New York, as Buyer, as in effect from time to time.
“Amendment No. 4” shall mean Amendment No. 4 hereto dated as of December 1, 2009.
“Amendment No. 4 Effective Date” shall mean the “Amendment No. 4 Effective Date” as defined in Amendment No. 4.

“Insurance Subsidiary Extraordinary Dividend” shall mean any extraordinary dividend or other distribution by any Insurance Subsidiary to the Borrower or any other Subsidiary (other than an Insurance Subsidiary), except (i) dividends or other distributions of Net Cash Proceeds received by an Insurance Subsidiary in respect of an Asset Sale, Equity Issuance or issuance or incurrence of Indebtedness that independently gives rise to an obligation on the part of the Borrower to prepay outstanding Loans and accrued and unpaid interest thereon under Section 2.10(b), 2.10(c) or 2.10(d), as the case may be, and (ii) any other dividends or other distributions which the Lender agrees from time to time shall be excluded from this definition.
“Investment” shall have the meaning assigned to such term in Section 6.04.
“London Inter-bank Offered Rate” shall mean the British Bankers’ Association London Inter-bank Offered Rate for three-month deposits in Dollars (as set forth by any service selected by the Lender that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates), rounded to the nearest thousandth.
“Restricted Subsidiary” shall mean any Material Subsidiary that is not an Insurance Subsidiary; provided that neither AIA LLC, ALICO LLC nor any of their respective subsidiaries shall constitute a Restricted Subsidiary for any purpose hereunder or under any other Loan Document.
     Section 3. Technical Amendment. The Credit Agreement is hereby amended by replacing each reference to “Permitted Investments Policy” with a reference to “Permitted Investment Policy”.
     Section 4. Amendment to Prepayment Application Protocol. Annex A of the Credit Agreement is hereby amended by deleting paragraph (b) in its entirety.
     Section 5. Amendment to Conditions of Lending. Section 4.01(b) of the Credit Agreement is hereby amended to read in its entirety as follows:
          “(b) The representations and warranties set forth in Article 3 and in each other Loan Document shall be true and correct on and as of the date of such Borrowing with the same effect as though made on and as of such date, except (i) to the extent such representations and warranties expressly relate to an earlier date, (ii) with respect to the representations set forth in Sections 3.06 and 3.09(a)(ii) of the Credit Agreement, for the matters disclosed in AIG’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended, AIG’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009,

June 30, 2009 and September 30, 2009, and (iii) with respect to the representations set forth in Sections 3.09(b) and 3.10 and the second sentence of Section 3.19 of the Credit Agreement, for the matters disclosed in AIG’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended under, “Risk Factors — Change of Control”.”
     Section 6. Amendment to Mandatory Prepayments. Section 2.10 of the Credit Agreement is hereby amended as follows:
     (a) by replacing each reference in that section to “the fifth Business Day following the receipt of Net Cash Proceeds” with a reference to “the fifteenth Business Day following the receipt of Net Cash Proceeds” (this amendment superseding the same change made pursuant to a letter agreement dated as of June 30, 2009, between Borrower and Lender);
     (b) by adding the following new paragraph (j):
     “(j) Notwithstanding anything to the contrary contained herein or in any other Loan Document, as soon as practicable and in any event not later than the fifteenth Business Day following the receipt of cash proceeds by the Borrower or any Subsidiary in respect of an Equity Issuance or other disposition of the Equity Interests of AIA LLC or ALICO LLC or their respective subsidiaries, the Borrower shall apply an amount equal to 100% of the cash proceeds thereof (net of (i) all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith, (ii) the cash proceeds thereof required to be paid to any Person (other than the Borrower or any Subsidiary) owning any Equity Interests of AIA LLC or ALICO LLC or their respective subsidiaries, as applicable (including, without limitation, amounts required to be paid in respect of the AIA Preferred Membership Interests and/or the ALICO Preferred Membership Interests)) to prepay outstanding Loans and accrued and unpaid interest thereon (subject to adjustment in accordance with Section 2.10(i) and Annex A).”
     (c) by adding the following new paragraph (k):
     “(k) Notwithstanding anything to the contrary contained herein or in any other Loan Document, (i) on the AIA Closing Date, immediately after the effectiveness of the AIA Closing Date Assignments and the sale by AIRCO to the Lender of the AIA Preferred Membership Interests, the Commitment shall be automatically and permanently reduced by an amount equal to 100% of the AIA Liquidation Preference, and (ii) on the ALICO Closing Date, immediately after the sale by Borrower to the Lender of the ALICO Preferred Membership Interests, the Loans outstanding on such date will be deemed to be prepaid in an aggregate Original Principal Amount equal to, and the Commitment shall be automatically and permanently reduced by, an amount equal to 100% of the ALICO Liquidation Preference. Simultaneously with such reduction in the Commitment, the Borrower shall pay (x) all accrued and unpaid Fees; (y) all accrued and unpaid interest on the Loans assigned to and held by the Borrower immediately prior to the cancellation of those Loans in accordance with Section 11 of Amendment No. 4; and (z) all accrued and unpaid interest on any portion of the Loans that are deemed to be prepaid pursuant to this clause (k), in each case by increasing the outstanding principal amount of the remaining Loans by the amount of such Fees or interest, as the case may be.”
     Section 7. Amendments to Negative Covenants.
     (a) Section 6.01(c) of the Credit Agreement is hereby amended by replacing the reference therein to “Section 6.04(c)” with a reference to “Section 6.04(a)”.
     (b) Section 6.04 of the Credit Agreement is hereby amended to read in its entirety as follows:
     “Section 6.04. Investments. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans, advances or capital contributions to, or Guarantee the Indebtedness or other obligations of, or make any other investment in, any other Person (each such transaction, an “Investment”), except:
     (a) (i) Investments by the Borrower and the Subsidiaries existing on the Closing Date in the Subsidiaries, and (ii) additional Investments by the Borrower and the Subsidiaries in the Subsidiaries; provided that (A) any Equity Interests of a Subsidiary held by a Loan Party shall be pledged pursuant to the Guarantee and Pledge Agreement (subject to the limitations and exceptions referred to therein), (B) any loans and advances made to a Loan Party by the Borrower or any Subsidiary (and any Guarantee thereof by any Loan Party) shall be (1) unsecured and (2) subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and (C) Investments made after the Closing Date by Loan Parties in Subsidiaries that are not Loan Parties (determined without regard to any write-downs or write-offs of such Investments) shall only be permitted (x) pursuant to funding commitments in effect on, and disclosed to the Lender on or prior to, the Closing Date or (y) with the prior written consent of the Lender;
     (b) Investments in cash and Permitted Investments;
     (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and
     (d) other Investments made in the ordinary course of business of the Borrower and its Subsidiaries.

     Notwithstanding the foregoing, the Borrower and its Subsidiaries shall not be permitted to make any material Investment in illiquid, complex structured products for which no external market price, liquid market quotes or price based on common agreed modeling is available except (i) pursuant to Investment Commitments in effect on the Closing Date and entered into in the ordinary course of business or (ii) with the prior written consent of the Lender. Furthermore, the Borrower and its Subsidiaries shall not, without the prior written consent of the Lender, enter into any commitment or agreement to make any Investment that would not be permitted under this Section 6.04 to be made on the date such commitment or agreement is to be entered into, other than any letter of intent, agreement in principle or similar arrangement with a commercial counterparty that is non-binding under applicable law.”
     Section 8. Amendment to Events of Default. Section 7(e) of the Credit Agreement is hereby amended to read in its entirety as follows:
     “(e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) or (d) above and other than any default on the obligation to make indemnity payments under the AIA Purchase Agreement or the ALICO Purchase Agreement) and such default shall continue unremedied for a period of 10 days after the earlier of (i) notice thereof from the Lender to the Borrower or (ii) knowledge thereof of the Borrower;
     Section 9. Amendment to Waiver Mechanics. Section 8.08(b) of the Credit Agreement is hereby amended to read in its entirety as follows:
     “(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender; provided that the Lender may waive restrictions imposed on the Borrower hereby and obligations of the Borrower hereunder by written notice to the Borrower.”
     Section 10. Designation of Certain Obligations as Secured Obligations. The parties hereto hereby agree to designate the following as “Secured Obligations” for all purposes under the Guarantee and Pledge Agreement:
     (a) the obligations of Borrower pursuant to Article 5 of the AIA Purchase Agreement; and
     (b) the obligations of the Borrower pursuant to Article 5 of the ALICO Purchase Agreement.
     Section 11. Certain Other Agreements. The parties hereto hereby agree that on the AIA Closing Date, immediately after the effectiveness of the AIA

Closing Date Assignments and the sale by AIRCO to the Lender of the AIA Preferred Membership Interests, the Loans assigned to and held by the Borrower and all Obligations (other than Obligations required to be paid in accordance with Section 2.10(k) as added hereby) with respect thereto shall be automatically and permanently canceled and shall be deemed not to be outstanding for any purpose under the Credit Agreement and the other Loan Documents.
     Section 12. Representations of Borrower. The Borrower represents and warrants on the Amendment No. 4 Effective Date that (i) the representations and warranties of Borrower contained in Article 3 of the Credit Agreement and by any Loan Party in any other Loan Document shall be true and correct on and as of the Amendment No. 4 Effective Date except (a) to the extent such representations and warranties expressly relate to an earlier date, (b) with respect to the representations set forth in Sections 3.06 and 3.09(a)(ii) of the Credit Agreement, for the matters disclosed in AIG’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended, AIG’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009, and (c) with respect to the representations set forth in Sections 3.09(b) and 3.10 and the second sentence of Section 3.19 of the Credit Agreement, for the matters disclosed in AIG’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended, under “Risk Factors — Change of Control” and (ii) no Default or Event of Default shall exist on the Amendment No. 4 Effective Date after giving effect to this Amendment.
     Section 13. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 4 Effective Date”) when, and only when, each of the following conditions shall have been satisfied to the satisfaction of Lender:
     (a) Execution of Counterparts. Lender shall have received from Borrower a counterpart hereof signed by Borrower;
     (b) Execution of Consent. Lender shall have received counterparts of a consent, substantially in the form of Exhibit 1 to this Amendment, duly executed by each Guarantor; and
     (c) Expenses. Lender shall have received reimbursement for all costs and expenses (including fees, charges and disbursements of counsel to Lender) to the extent required by Section 8.05(a) of the Credit Agreement, including in connection with the preparation, negotiation and execution of this Amendment.
     Section 14. Certain Consequences of Effectiveness. On and after the Amendment No. 4 Effective Date, the rights and obligations of the parties hereto shall be governed by the Credit Agreement as amended by this Amendment; provided that the rights and obligations of the parties to the Credit Agreement with respect to the period prior to the Amendment No. 4 Effective Date shall continue to be governed by the provisions of the Credit Agreement prior to giving effect to this Amendment. Each Loan Document, as specifically amended hereby, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects. Without limiting the foregoing, the Security Documents and all of the Collateral do, and shall continue to, secure the payment of all obligations under the Loan Documents as amended hereby.
     Section 15. Consent to Transactions. For purposes of Article 6 of the Credit Agreement, Lender hereby consents to any reasonably necessary actions taken by Borrower or any Subsidiary in order to consummate the transactions contemplated by the AIA Purchase Agreement on or prior to the AIA Closing Date and any reasonably necessary actions taken by the Borrower or any Subsidiary in order to consummate the transactions contemplated by the ALICO Purchase Agreement on or prior to the ALICO Closing Date only to the extent that such actions are taken in accordance with the terms of the AIA Purchase Agreement or the ALICO Purchase Agreement, as the case may be; provided that Borrower shall give Lender prior written notice of any actions taken pursuant to this authorization other than actions specifically required to be taken by Borrower or any Subsidiary pursuant to the AIA Purchase Agreement or the ALICO Purchase Agreement.
     Section 16. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 17. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AMERICAN INTERNATIONAL GROUP, INC., as Borrower
By:	/s/ P. Nicholas Kourides
	Name:	P. Nicholas Kourides
	Title:	Attorney-in-Fact

FEDERAL RESERVE BANK OF NEW YORK, as Lender
By:	/s/ Sarah Dahlgren
	Name:	Sarah Dahlgren
	Title:	Senior Vice President

EXHIBIT 1
GUARANTOR CONSENT TO
AMENDMENT NO. 4 TO CREDIT AGREEMENT
     Reference is made to Amendment No. 4 dated as of December 1, 2009 between American International Group, Inc., as Borrower (the “Borrower”) and the Federal Reserve Bank of New York, as Lender (the “Lender”) (the “Amendment”). Unless otherwise specifically defined herein, each term used herein that is defined in the Amendment shall have the meaning assigned to such term in the Amendment.
     Each of the undersigned hereby consents to the Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of the Amendment, each Loan Document to which it is party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or similar references to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Amendment and (b) the Loan Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all obligations under the Loan Documents, as amended by the Amendment.

[GUARANTORS]
By:
Name:
Title: